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                                                                   EXHIBIT 10.72


                                                               November 29, 1995

Mr. Joel D. Spungin
3041 Burgundy Drive North
Palm Beach Gardens, FL 33410

                        RE:  Grant of Restricted Stock

Dear Joel:

     This will confirm that the Board of Directors has granted you an award of restricted stock of United Stationers Inc. subject to the terms and conditions provided in this Letter Agreement:

1. Grant of Restricted Common Stock. In consideration of the services you shall render to the Company as a director for a three-year term, United Stationers Inc. ("Company") hereby grants and issues to you 9,678 shares of its common stock, par value $0.10 per share ("Shares"), on the terms and conditions contained in this Letter Agreement.

2. Restrictions and Forfeiture. None of the Shares granted to you as provided in this Letter Agreement may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, until the second anniversary of the date of the grant of the Shares. If you resign your position as a director prior to March 30, 1997, you will forfeit your entire interest in the Shares.

3. Representations. By executing a copy of this Letter Agreement, you represent that:

          (a) you are acquiring the Shares for investment and not with any present intention to sell the Shares, and none of the Shares shall be disposed of unless a registration statement under the Securities Act of 1933 and regulations of the Securities and Exchange Commission is in effect as to the Shares, or unless an exemption from registration is available for such disposition;

          (b) you assume all risks incident to any change in the applicable laws or regulations or in market value of the Shares occurring after their issuance; and

          (c) you understand that the Shares, when vested, are subject to all applicable income tax laws.

4.  Legend.  All certificates evidencing Shares will bear the following legend:

     "THESE SECURITIES ARE NOT COVERED BY A REGISTRATION STATE-MENT UNDER THE SECURITIES ACT OF 1933. IF YOU ARE AN AFFILIATE, YOU MAY REOFFER OR RESELL THESE SECURITIES ONLY IF REGISTERED UNDER A SEPARATE REGISTRATION STATEMENT UTILIZING THE PROPER FORM OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN A LETTER AGREEMENT DATED NOVEMBER 29, 1995, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS."
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November 29, 1995
Joel D. Spungin
Page 2


     5. General. This agreement: (a) is the sole agreement with respect to its subject matter; (b) can be amended only in writing; (c) is severable; (d) will bind and inure to the benefit of the parties, their successors and permitted assigns; provided that you may not assign your rights under this Letter Agreement; (e) will be enforced and interpreted according to the internal laws of the State of Illinois, without regard to its laws or rules concerning conflicts of law; and (f) may be executed in counterparts. Section headings are for convenience only.

     If this letter accurately reflects the agreement between you and the Company, please sign the enclosed copy of this letter in the space provided below and return it to the Company.



                                    Sincerely,

                                    UNITED STATIONERS INC.



                                    By:  ___________________________
                                          Thomas W. Sturgess
                                          Chairman of the Board, and
                                          Chief Executive Officer



Agreed to and Accepted
as of the date first above written.



__________________________________
Joel D. Spungin